Delaware Group Global & International
funds
N-SAR Exhibit List
May 31, 2009


Item 77I:  Terms of new or amended
securities.
Delaware Focus Global Growth Fund (the
Fund) was launched on December 29, 2008.
The Fund prospectuses and statement of
additional information are incorporated
herein by reference to the 485BPOS filing as filed with the Securities and Exchange
Commission on December 24, 2008 (SEC
Accession No. 0001421877-08-000317).


Item 77Q.1.a:  Exhibits.
Amendment No. 2 to Exhibit A of the
Investment Management Agreement
between Delaware Group Global &
International Funds and Delaware
Management Company, a series of Delaware
Management Business Trust, is incorporated herein by reference to the 485BPOS filing as filed with the Securities and Exchange
Commission on March 27, 2009 (SEC
Accession No. 0001206774-09-000631).


Item 77Q.1.b:  Exhibits.
Certificate of Amendment to Agreement and Declaration of Trust of Delaware Group
Global & International Funds dated
February 26, 2009 attached as Exhibit.